EXHIBIT (13)(i)(1)

                      FIRST AMENDMENT TO SERVICE AGREEMENT


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                      FIRST AMENDMENT TO SERVICE AGREEMENT

                                     BETWEEN

                          THE PHOENIX EDGE SERIES FUND

                                       AND

                         PHOENIX LIFE INSURANCE COMPANY

                                       AND

                         PHL VARIABLE INSURANCE COMPANY

                                       AND

                        PHOENIX LIFE AND ANNUITY COMPANY


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                      FIRST AMENDMENT TO SERVICE AGREEMENT
                      ------------------------------------

         THIS AMENDMENT made as of the 11th of November, 2003 amends that certain AGREEMENT (the "Agreement") dated January 1, 2003, by and among THE PHOENIX EDGE SERIES FUND, a Massachusetts business trust having a principal place of business located at 101 Munson Street, Greenfield, Massachusetts, and PHOENIX LIFE INSURANCE COMPANY, an insurance company domiciled in the State of New York and having a place of business located at One American Row, Hartford, Connecticut; PHL VARIABLE INSURANCE COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut; and PHOENIX LIFE AND ANNUITY COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut as follows:

1. Schedule A is hereby deleted and Revised Schedule A attached hereto and made part hereof is substituted in lieu thereof.

2. Except as hereinabove modified, all other terms and conditions set forth in the Agreement shall be, and remain, in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                        THE PHOENIX EDGE SERIES FUND



                                        By:  /s/ Philip R. McLoughlin
                                           -------------------------------------
                                        Name: Philip R. McLoughlin
                                        Title: President


ATTEST:



By:  /s/ Richard J. Wirth
    --------------------------------
Name:  Richard J. Wirth
Title: Vice President









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                                        PHOENIX LIFE INSURANCE
                                        COMPANY ON BEHALF OF THE
                                        VARIABLE PRODUCTS
                                        DIVISION THEREOF



                                        By: /s/ John H. Beers
                                            ------------------------------------
                                        Name:  John H. Beers
                                        Title: Vice President

ATTEST:

By:  /s/ Richard J. Wirth
    --------------------------------
Name:  Richard J. Wirth
Title: Vice President










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                                        PHL VARIABLE INSURANCE COMPANY ON
                                        BEHALF OF THE VARIABLE PRODUCTS
                                        DIVISION THEREOF



                                        By: /s/ John H. Beers
                                            ------------------------------------
                                        Name:  John H. Beers
                                        Title: Vice President



ATTEST:

By: /s/ Matthew A. Swendiman
    --------------------------------
Name:  Matthew A. Swendiman
Title: Assistant Secretary



                                        PHOENIX LIFE AND ANNUITY COMPANY
                                        ON BEHALF OF THE VARIABLE PRODUCTS
                                        DIVISION THEREOF



                                        By: /s/ John H. Beers
                                            ------------------------------------
                                        Name:  John H. Beers
                                        Title: Vice President



ATTEST:

By: /s/ Matthew A. Swendiman
    --------------------------------
Name:  Matthew A. Swendiman
Title: Assistant Secretary










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                  REVISED SCHEDULE A (AS AMENDED NOVEMBER 2003)
                  ---------------------------------------------
                                  FEE SCHEDULE


The Administrative Service Fee will be based on the average daily net assets of the Fund, commencing on January 1, 2004 and shall be payable by the Fund within five (5) business days following the end of each month thereafter. For fiscal year 2004, the annual fee shall be 0.080%.

The annual Administrative Service Fee shall be based on the following formula:

                  ASF Series = ICF divided by AUM

         where, ASF Series refers to the annual Administrative Service Fee levied with respect to each respective Series,

                  AUM refers to the average assets under management during the term hereof.

                  ICF refers to the internal costs factor determined from year to year based upon such items as proportionate investor inquiry support; shareholder trading; subsequent deposits; transfer and surrender support; confirmation activities; quarterly statement processing; and internal support.










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